MICRO COMPONENT TECHNOLOGY, INC.
                                    FORM 10-Q
                  COMPUTATION OF EARNINGS PER COMMON SHARE AND
                             COMMON EQUIVALENT SHARE
                      (In thousands, except per share data)



                                                             THREE MONTHS ENDED       SIX MONTHS ENDED
                                                             -------------------     -------------------
                                                             DEC. 27,    DEC. 28,    DEC. 27,    DEC. 28,
                            BASIC                              1997        1996        1997       1996
                          --------                           --------    --------    --------    -------
Net income (loss)                                            $   (520)   $   (679)   $   (504)   $(1,807)
                                                             ========    ========    ========    =======

Weighted average number of common shares outstanding
        during the period                                       7,181       7,031       7,118      7,026
                                                             ========    ========    ========    =======

Net income (loss) per share - basic                          $   (.07)   $   (.10)   $   (.07)   $  (.26)
                                                             ========    ========    ========    =======


                           DILUTED
                         -----------

Net income (loss)                                            $   (520)   $   (679)   $   (504)   $(1,807)
                                                             ========    ========    ========    =======

Weighted average number of common shares outstanding
        during the period                                       7,181       7,031       7,118      7,026

Shares issuable on exercise of stock options and warrants
        less shares repurchaseable from the proceeds             --          --          --         --
                                                             --------    --------    --------    -------

Common and common equivalent shares - diluted                   7,181       7,031       7,118      7,026
                                                             ========    ========    ========    =======

Net income (loss) per share -  diluted                       $   (.07)   $   (.10)   $   (.07)   $  (.26)
                                                             ========    ========    ========    =======
